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                                                                   EXHIBIT 23(d)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 (No. 333-74275) of United Rentals (North America), Inc. (the "Company") of our report dated January 22, 1998 with respect to the financial statements of Access Rentals, Inc. and Subsidiary and Affiliate, included in the Company's report on Form 8-K/A dated February 4, 1998. We also consent to the reference to our firm under the caption "Experts".

Battaglia, Andrews & Moag, P.C.
Batavia, New York
May 7, 1999